UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 27, 2015

Date of Report (Date of earliest event reported)

MULTIMEDIA PLATFORMS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

2929 East Commercial Blvd., Suite Ph-D

Fort Lauderdale, Florida 33308

(Address of Principal Executive Offices) (Zip Code)

954-440-4678

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On February 27, 2015, Multimedia Platforms, Inc. (the “Company) entered into a Securities Purchase Agreement (the “Agreement”), with,Columbia Funmap, Inc, a New Jersey Corporation ("FUNMAP"), and Alan H. Beck (“Mr. Beck’), the President of FUNMAP. The closing of the Securities Purchase Agreement occurred on February 27, 2015.

Pursuant to the Share Exchange Agreement, the Company, in exchange for all of the commons stock issued and outstanding of FUNMAP, will (i) assume $160,000 of the obligations of FUNMAP; (ii) issue to Mr. Beck 2,000,000 shares of common stock of the Company (iii) payment of $92,250, to be converted into a further 92,250 shares of common stock of the Company (iii) payment of $50,000.00 in six weekly installments of $4,166.67, followed by six monthly installments of $4,166.67, commencing in March, 2015, and (iv) a consulting agreement with Mr. Beck for a period of 36 months at a monthly compensation of $5,000, plus miscellaneous expenses.

The Agreement is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement attached hereto, which is incorporated herein by reference.

Section 9.01 - Financial Statements and Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement
99.1	Press Release dated March 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA PLATFORMS INC.

Date: March 5, 2015	By:	/s/ Timothy S. Hart
	Name:	Timothy S. Hart
	Title:	Interim Director and Interim Chief Executive Officer